SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 27, 2005

United Financial, Inc.

(Exact name of Registrant as specified in its charter)

North Carolina	000-50018	55-0796470
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification number)

1128 South Main Street, Graham, North Carolina 27253

(Address of principal executive offices)

Registrant’s telephone number, including area code (336) 226-1223

Not Applicable

(Former address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On September 27, 2005, United Financial, Inc. (the “Registrant”) conducted its annual meeting of shareholders for 2005. At the meeting, the shareholders re-elected five directors to three year terms, ratified the appointment of Larrowe & Company PLC as independent certified public accountants and approved the Agreement and Plan of Merger by and between the Registrant and FNB Corp., Asheboro, North Carolina dated May 9, 2005. Consummation of the merger with FNB Corp. is awaiting approval by the Board of Governors of the Federal Reserve System. Upon consummation of the merger, each share of the Registrant’s common stock will be exchanged, at the shareholder’s option, for 0.6828 shares of FNB Corp. common stock, $14.25 in cash or a mixture of stock and cash, subject to FNB Corp.’s ability to limit the overall stock consideration to 65% of total consideration.

The Registrant issued a press release regarding approval of the Agreement and Plan of Merger with FNB Corp. by its shareholders, which is attached hereto and incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits.

The following exhibits are filed herewith:

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
99.1	Press Release dated September 28, 2005

This Current Report on Form 8-K (including information included or incorporated by reference herein) may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements regarding certain of Registrant’s goals and expectations with respect to earnings, income per share, revenue, expenses and the growth rate in such items, as well as other measures of economic performance, including statements relating to estimates of credit quality trends, and (ii) statements preceded by, followed by or that include the words “may”, “could”, “should”, “would”, “believe”, “anticipate”, “estimate”, “expect”, “intend”, “plan”, “projects”, “outlook” or similar expressions. These statements are based upon the current belief and expectations of Registrant’s management and are subject to significant risks and uncertainties that are subject to change based on various factors (many of which are beyond Registrant’s control).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED FINANCIAL, INC.

By:	/s/ William M. Griffith, Jr.
William M. Griffith, Jr.
President and Chief Executive Officer

Dated: September 28, 2005

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press Release dated September 28, 2005